SECURITIES PURCHASED PURSUANT TO RULE 10f-3
MORGAN GRENFELL SHORT-TERM FIXED INCOME FUND
Q4, 1998
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							Security Purchased				Comparison Security
Underwriters					Merrill, Bear Stearns, JP Morgan, 		Morgan Stanley, Salomon, ABN Amro,
							ABN Amro, Chase, HSBC, Lehman, 		Bear Stearns, Chase, CS First
							Paribas, Morgan Stanley, Barclays, 		Boston, DB Securities, Goldman,
							Warburg Dillon Read, DB Securities		HSBC, JP Morgan, Lehman, Merrill,
														Nikko, Nomura, Soc. Gen., Sumitomo
														Finance, Tokyo-Mitsubishi

Issuer						GMAC 							Ford Motor Credit Corp.

Years of continuous operation,
including predecessors				> 3 years						> 3 years

Security 						GMAC 5.75%, 11/10/03				F 6%, 1/14/03

Is the affiliate a manager or
co-manager of offering?				no							no

Name of underwriter or dealer
from which purchased				Salomon Smith Barney				n/a

Firm commitment underwriting?			yes							yes

Trade date						11/2/1998						n/a

Total dollar amount of offering		$1,250,000,000					$1,000,000,000

Public offering price				99.614						99.974

Price paid if other than public
offering price					n/a							n/a

Underwriting spread or commission		$0.35							$0.35

Rating						A2/A							A1/A

Current yield					5.84%							n/a

Total par value purchased			$1,000,000						n/a

$ amount of purchase				$996,140						n/a

% of offering purchased by fund		0.10%							n/a

% of offering purchased by
associated funds					0.30%							n/a

Total							0.40%							n/a
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